UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2012

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693 -7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 24, 2012, MGM Resorts International, a Delaware corporation (the “Company”), entered into an Amendment No. 1 and Restatement Agreement (the “Amendment”) among the Company, MGM Grand Detroit, LLC, a Delaware limited liability company (“Detroit”), as initial co-borrower and Bank of America, N.A., as administrative agent (the “Administrative Agent”) with reference to the Sixth Amended and Restated Loan Agreement, dated as of March 16, 2010, among the Company, Detroit, the Lenders named therein and the Administrative Agent (the “Existing Loan Agreement”). Pursuant to the Amendment, on February 24, 2012, the Company entered into a Seventh Amended and Restated Loan Agreement (the “Restated Loan Agreement”) among the Company, Detroit, the Lenders named therein and the Administrative Agent.

Pursuant to the Restated Loan Agreement, the Company’s credit facilities under the Existing Loan Agreement were re-tranched and the Company prepaid approximately $408.9 million of the loans previously outstanding under the Existing Loan Agreement (the “Required Prepayment”).  Giving effect to the Required Prepayment, the Company’s senior credit facility under the Restated Loan Agreement consists of approximately $1.3 billion of revolving credit commitments and approximately $1.8 billion of term loans.

The Restated Loan Agreement, among other things:

•                  Extends the maturity date for approximately $1.8 billion of the loans and lending commitments under the credit facility though February 23, 2015;

•                  Retains the original maturity date of February 21, 2014 for the approximately $1.3 billion owed to lenders not agreeing to extend their commitments;

•                  Provides that loans held by extending lenders will be subject to a pricing grid that decreases the LIBOR spread by as much as 250 basis points based upon a collateral coverage ratio; and

•                  Reduces the LIBOR floor on extended loans from 200 basis points to 100 basis points.

In addition, the Restated Loan Agreement provides that the Company will use its commercially reasonable efforts to deliver a mortgage encumbering the Beau Rivage Hotel in Biloxi, Mississippi within 90 days from the effective date of the Restated Loan Agreement.

The representations, warranties and covenants contained in the Restated Loan Agreement were made only for purposes of the Restated Loan Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to the Restated Loan Agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Restated Loan Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Restated Loan Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Restated Loan Agreement, which subsequent developments may not be fully reflected in the Company’s public disclosure.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1

Amendment No. 1 and Restatement Agreement, dated February 24, 2012, to the Sixth Amended and Restated Loan Agreement dated as of March 16, 2010, by and among MGM Resorts International, as borrower, MGM Grand Detroit, LLC, as initial co-borrower, the Lenders named therein, and Bank of America, N.A., as Administrative Agent.

10.2

Seventh Amended and Restated Loan Agreement, dated as of February 24, 2012, among MGM Resorts International, as borrower, MGM Grand Detroit, LLC, as initial co-borrower, the Lenders named therein and Bank of America, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 27, 2012

MGM Resorts International

By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Vice President & Deputy General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Amendment No. 1 and Restatement Agreement, dated February 24, 2012, to the Sixth Amended and Restated Loan Agreement dated as of March 16, 2010, by and among MGM Resorts International, as borrower, MGM Grand Detroit, LLC, as initial co-borrower, the Lenders named therein, and Bank of America, N.A., as Administrative Agent.

10.2

Seventh Amended and Restated Loan Agreement, dated as of February 24, 2012, among MGM Resorts International, as borrower, MGM Grand Detroit, LLC, as initial co-borrower, the Lenders named therein and Bank of America, N.A., as Administrative Agent.